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Exhibit 99(a)(1)(G)

OPTION ELECTION
To Exercise Options and to Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
i-STAT CORPORATION
Pursuant to the Offer to Purchase dated December 29, 2003
by
Senator Acquisition Corporation
a wholly owned subsidiary of
ABBOTT LABORATORIES

IMPORTANT—PLEASE READ CAREFULLY
IF YOU DO NOT COMPLETE AND RETURN THIS DOCUMENT
ON TIME, YOUR OPTIONS WILL BE TERMINATED
AND WILL BE OF NO VALUE
SIGNATURE REQUIRED ON PAGE 4

Dear Option Holder:

        Senator Acquisition Corporation ("Purchaser"), a wholly owned subsidiary of Abbott Laboratories ("Abbott"), has made an offer to purchase (a) all of the outstanding shares of common stock, par value $.15 per share (including the associated preferred stock purchase rights) (the "Common Shares"), of i-STAT Corporation (the "Company"), at a purchase price of $15.35 per Common Share (such price per Common Share, or the highest price paid in the offer, the "Offer Price"), (b) all of the outstanding shares of Series D Convertible Preferred Stock, par value $.10 per share, of the Company (the "Series D Shares," and together with the Common Shares, the "Shares") at a purchase price of $15.35 per Series D Share multiplied by the number of Common Shares issuable upon conversion of a Series D Share as of the final expiration of the offer and (c) all of the outstanding six-year warrants to purchase Common Shares expiring in 2007 and having an exercise price of $8.00 per Common Share (the "Warrants," and together with the Common Shares and the Series D Shares, the "Securities"), at a purchase price of $7.35 per Common Share purchasable pursuant to each such Warrant. The enclosed Offer to Purchase dated December 29, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal enclosed with this Option Election (which, together with the Offer to Purchase, constitute the "Offer"), describe the Offer in greater detail.

        As a holder of options ("Options") to purchase Common Shares under the i-STAT Corporation 1985 Stock Option Plan, as amended (the "1985 Plan") or the i-STAT Corporation Equity Incentive Plan (the "Incentive Plan," and together with the 1985 Plan, the "Option Plans"), you may submit to the Company this Option Election exercising all of your outstanding Options that have an exercise price less than the Offer Price (whether or not the Option was previously exercisable) and instructing the Company to tender each of the Common Shares issuable under all such Options (the "Option Shares") in the Offer, as set forth below under "Instructions"; provided, that any exercise of an Option must be in accordance with the terms of the 1985 Plan or the Incentive Plan, as applicable.

        By signing below, you hereby agree that, immediately prior to the purchase of Securities by Purchaser in the Offer, and contingent upon such purchase, you will be deemed to have fully exercised each Option having an exericise price less than the Offer Price held by you and to have tendered each of the Option Shares to Purchaser pursuant to the Offer. By signing below, you also agree that the exercise price per Option Share (the "Exercise Price") will be deemed to be paid with the proceeds of an interest free advance from the Company (the "Advance"). The Advance will be deemed to be repaid in full on your behalf by Purchaser from a portion of the consideration due to you for such Common Shares in the Offer. After such repayment, you will be entitled to receive from Purchaser with respect to each Option Share purchased by Purchaser pursuant to the Offer an amount equal to the difference between (a) the Exercise Price and (b) the price per Common Share paid by Purchaser pursuant to the Offer.

        By signing below, you acknowledge that you have been advised that (1) Options for which a valid Option Election has been executed and delivered to the Company that are not already vested will become vested upon the purchase by Purchaser of Securities pursuant to the Offer, (2) the Company and Abbott will make it possible for Option Shares issuable upon exercise of the Options covered by Option Elections above to be tendered in the Offer and (3) upon the purchase of Option Shares pursuant to this Option Election, you will have no further rights under such Option.

        TO ASSURE THAT YOUR OPTION ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS OPTION ELECTION AND DELIVER IT TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 23, 2004, UNLESS THE OFFER IS EXTENDED.

        The Offer is being made in connection with an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 12, 2003, among the Company, Purchaser and Abbott. If you decide not to execute this Option Election and return it to the Company and, thereby, not exercise your Options and tender your Option Shares under the Offer, then your Options that have not previously been vested will become exercisable upon the Closing of the Offer and all Options will remain exercisable until immediately prior to the Effective Time of the Merger (as defined in the Offer to Purchase). However, the Advance will not be available if you do not execute and deliver to the Company this Option Election prior to the Closing of the Offer. IF YOU HAVE NOT EXECUTED THIS OPTION ELECTION AND RETURNED IT TO THE COMPANY PRIOR TO THE EFFECTIVE TIME OF THE MERGER, WHICH MAY OCCUR AS EARLY AS WEDNESDAY, JANUARY 28, 2004, YOUR OPTIONS WILL BE TERMINATED AND NO LONGER OUTSTANDING AND WILL BE OF NO VALUE AS OF THE EFFECTIVE TIME OF THE MERGER.

        If you require additional information concerning the terms and conditions of the Offer, please call Georgeson Shareholder Communications Inc., the Information Agent, at (866) 257-5448. If you require additional information concerning the procedure to tender Option Shares or the completion of this Option Election, please call Sally Archer, Assistant Treasurer at (800) 827-7828, extension 215.

        BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY (i) APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, (ii) DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND (iii) RECOMMENDS THAT THE HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

INSTRUCTIONS

        Carefully complete this Option Election below. To assure that your Option Election can be processed on time, please be sure to sign and date the form and return this Option Election to i-STAT Corporation, 104 Windsor Center Drive, East Windsor, New Jersey 08520, Attention: Sally Archer, not later than 5:00 p.m., New York City time, on Friday, January 23, 2004, unless the Offer is extended.

        The Company reserves the absolute right to waive any defect or irregularity in the exercise of any Option or the tender of any Securities. No exercise of Options and tender of Option Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of exercises of Options and Option Shares, and none of them will incur any liability for failure to give any such notice.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF OPTIONS. NO FACSIMILE TRANSMISSIONS OF THE OPTION ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 23, 2004.

Option Exercise

        If you want to exercise your Options and tender your Option Shares in the Offer, follow the instructions below.

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 27, 2004, UNLESS PURCHASER EXTENDS THE OFFER. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO PARTICIPATE IN THE OFFER, YOU MUST COMPLETE AND RETURN THE ENCLOSED OPTION ELECTION AS SET FORTH IN INSTRUCTION (2) BELOW PRIOR TO THE EXPIRATION OF THE OFFER.

        To properly complete your Option Election, you need to do the following:

(1)
Complete, date and sign the Option Election on page 4.

(2)
Return this Option Election to i-STAT Corporation, 104 Windsor Center Drive, East Windsor, New Jersey 08520, Attention: Sally Archer, not later than 5:00 p.m., New York City time, on Friday, January 23, 2004, unless the Offer is extended. Option Elections received after the expiration of the Offer will not be honored. NO FACSIMILE TRANSMITTALS OF THE OPTION ELECTION WILL BE ACCEPTED.

Withdrawal

        If completely and properly submitted, your direction to exercise Options and tender the related Common Shares will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the final expiration of the Offer, unless extended. In order to make an effective withdrawal, you must submit a new Option Election which may be obtained by calling Sally Archer, Assistant Treasurer at (800) 827-7828, extension 215 (or use a photocopy of an Option Election). Your new Option Election must be signed and dated on page 4. You must also write "WITHDRAW" in the space beneath the signature block on page 4. Upon receipt of a new, signed, dated and properly completed Option Election, your previous direction will be deemed canceled. You may be deemed to re-exercise your Options and be deemed to re-tender your Option Shares by obtaining another Option Election from Ms. Archer (or use a photocopy of an Option Election) and repeating the previous instructions for directing exercises and tenders as set forth above.

Further Information

        If you require additional information concerning the terms and conditions of the Offer, please call Georgeson Shareholder Communications Inc., the Information Agent, at (866) 257-5448. If you require additional information concerning the procedure to tender Common Shares receivable upon exercise of your Options or the completion of this Option Election, please call Sally Archer, Assistant Treasurer at (800) 827-7828, extension 215.

  SIGNATURE
  (REQUIRED)

          The undersigned acknowledges receipt of the Offer to Purchase, dated December 29, 2003, from Purchaser and Abbott and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Option Election and the Offer to Purchase, to carry out the instructions contained in this form.

          The Company is hereby authorized to effect the exercise all Options having an exercise price less than the Offer Price of which the undersigned is a holder and to sell, issue and deliver the undersigned's Option Shares to the Purchaser pursuant to the Offer.

          The undersigned understands that withholding taxes will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from the Company, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to cover applicable withholding taxes, Option Shares will not be credited to his or her account until he or she has, upon request of the Company, forwarded to the Company a check in an amount sufficient to cover such taxes. In lieu of withholding at such rates, the undersigned instructs the Company to withhold taxes at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such proceeds):

  Federal:                %; State:                %; Local:                %.

          THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

Signature:	Date:

Name:		Social Security Number:

(Please Print)
Address:

(Street Address, including Apartment Number—Please Print)

(City)	(State)	(Zip Code)

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INSTRUCTIONS